Exhibit 99.1
Endeavour Announces 2009 Third Quarter
Financial and Operating Results
Houston, November 4, 2009 — Endeavour International Corporation (NYSE- Amex: END) (LSE: ENDV) today reported discretionary cash flow for the third quarter of 2009 of $7.6 million and net income (loss), as adjusted, of $(6.4) million. For the nine months ended September 30, 2009, discretionary cash flow was $50.0 million and net income (loss), as adjusted, was $27.5 million.
“We continue to make significant progress on our developments in the United Kingdom and build momentum on our initiatives in the United States,” said William L. Transier, chairman, chief executive officer and president. “Our third quarter operating results were challenged by planned and unplanned downtime in the North Sea, especially on Goldeneye. We expect the fourth quarter to return to more normal levels.”
On a GAAP basis, net income (loss) to common stockholders was ($7.2) million for the third quarter of 2009 as compared to $75.5 million in the same quarter in 2008. On a GAAP basis, net income (loss) to common stockholders was ($19.6) million for the nine months ended September 30, 2009 as compared to ($10.7) million in the same period in 2008.
Highlights for the third quarter are as follows:
Debt repayment — During 2009, Endeavour has repaid bank debt of $65 million using cash from operations and proceeds from the sale of Norwegian assets. The mid-year redetermination resulted in no required repayments. As developments in the United Kingdom progress and the Field Development Plan (FDP) filing and approval process continues, the company is engaged with its bank group to expand current borrowing arrangements to include a typical development facility providing additional funding flexibility.
Acquisition of working interest in five fields in the United States — Endeavour has acquired 50 percent of the working interest owned by Cohort Energy Company, a subsidiary of J-W Operating Company, in 24 wells located in five fields and certain proved undeveloped locations associated with the proved developed assets in North Louisiana and East Texas for $15 million. Endeavour estimates that net proved producing reserves associated with these assets are 4.3 billion cubic feet equivalent of natural gas and that total net proved reserves are 13.1 billion cubic feet equivalent with inclusion of proved undeveloped locations. Net production acquired is currently 3.9 million cubic feet per day of natural gas or 650 barrels of oil equivalent per day.
Continued exploration and appraisal drilling in the United Kingdom — Endeavour is scheduled to drill two exploratory wells in late 2009 or early 2010 and two appraisal wells in the North Sea during the first half of next year. The activities include:

•	Two wells are planned for the Cygnus field to appraise the gas potential of the western half of the field. The wells have the potential to double the size of the estimated recoverable reserves from the previous exploration and appraisal activities now estimated at 535 billion cubic feet. Endeavour has a 12.5 percent interest in the field.

•	The company has entered into a farm-in agreement with Nexen Petroleum U.K. Limited to drill the Deacon prospect in Block 15/28c with a spud date anticipated as early as the fourth quarter. The well will test a Jurassic prospect in the company’s R-block area of the North Sea with an estimated volume of up to 60 million barrels of condensate. Endeavour holds 10 percent interest in the prospect.

•	The Platypus exploratory well in Block 48/1 is slated for drilling in early 2010. The prospect will test the Rotliegendes formation with an estimated volume of up to 80 billion cubic feet of natural gas. Endeavour holds a 25 percent interest in the prospect.
Onshore activity in the United States — Endeavour currently has underway drilling projects in New Mexico and Texas.
•	Three wells are at various stages of maturity in the emerging Wolfcamp oil play in Southeast New Mexico. Endeavour holds a 42 percent net revenue interest in the wells.
•	The Lucky Penny well has been completed and is currently producing.

•	The Moore Bailout well has been drilled and is currently flow testing.

•	The Bada Bing well is currently drilling.
•	Additional testing has been approved for the Armour Runnels #1 exploration well located in Matagorda County in South Texas. The shallower Middle Wilcox section has up to eight stage tests planned that will involve flow testing and procedures to stimulate production. Endeavour holds a seven percent net revenue interest.
Ongoing progress in development of three new fields in the North Sea — Work continues on the development of three discoveries following successful appraisal programs that heightened the potential of the fields:
•	Rochelle — The development project is progressing strongly and the FDP filing is expected in December 2009. Production is expected to begin in the second quarter of 2011. Endeavour holds a 55.6 percent interest in the development and is the operator.

•	Cygnus — Following the successful appraisal of the eastern area of the field early in 2009, the development project is progressing well with production from the first phase expected to begin mid 2011. The two appraisal wells in the western half in early 2010 will provide data to scale the facilities in the second and third phases of the development.

•	Columbus — Having now identified the most likely export host facility, the development project is progressing with production expected in 2012. Endeavour holds a 25 percent interest in the development.
2009 Outlook
The table below sets forth a range of estimates for the company’s operating statistics for the full year ending December 31, 2009 following the completion of the sale of Norwegian assets.

Estimated Average Production (A)
Daily Production (BOE per day)	4,000	to	5,000

Differentials (B)
Oil ($/Bbl)	$(5.50)	to	$(6.50)
Gas ($Mcf)	$(0.10)	to	$(0.20)

Gas percentage of Total	50%	to	55%
Lease Operating Expense ($ per barrel)	$9.50	to	$12.00

(A)	Actual results may differ materially from these estimates.

(B)	For purposes of the estimates, assumptions of price differentials are based on location, quality and other factors, excluding the effects of derivative financial instruments. Gas price differentials are stated as premiums (discounts) from National Balancing Point pricing, and oil price differentials are stated as premiums (discounts) from Dated Brent pricing.
Earnings Conference Call Today, Wednesday, November 4, 2009 at 9:00 a.m., Central Standard Time, 3:00 p.m. Greenwich Mean Time
Endeavour will host an analyst conference call and web cast today, Wednesday, November 4, 2009, to discuss its 2009 third quarter financial and operating results at 9 a.m. Central Standard Time, 3 p.m. Greenwich Mean Time. To participate and ask questions during the conference call, dial the local country telephone number and the confirmation code 68628760. The toll-free numbers are 888-713-4217 in the United States and 080-8234-7616 in the United Kingdom. Other international callers should dial 617-213-4869 (tolls apply). To listen only to the live audio web cast access Endeavour’s home page at http://www.endeavourcorp.com. A replay will be available beginning at 12:00 p.m. Central Standard Time on November 4 through 12:00 p.m. on November 11 by dialing toll free 888-286-8010 (U.S.) or 617-801-6888 (international), confirmation code 52548682
Endeavour International Corporation is an oil and gas exploration and production company focused the development, exploration and acquisition of energy reserves in the North Sea and the United States. For more information, visit http://www.endeavourcorp.com.
Additional information for investors:
Certain statements in this press release are forward-looking and are based upon Endeavour’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts that address an activity that Endeavour plans, expects, believes, projects, estimates, or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Endeavour’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (SEC). Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Endeavour’s actual results and plans could differ materially from those expressed in the forward-looking statements.
The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Endeavour is also subject to the requirements of the London Stock Exchange and considers the disclosures in this release to be appropriate and/or required under the guidelines of that exchange. We may use certain terms, such as probable, possible and potential reserves or resources, that the SEC’s guidelines strictly prohibit us from including in our filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by Endeavour. Potential resources may not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System and does not include any proved reserves. Actual quantities that may be ultimately recovered from Endeavour’s interests may differ substantially. Factors affecting ultimate recovery include oil and gas pricing, the scope of our ongoing drilling program, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. Investors are urged to consider closely the disclosure in our Form 10-K and each of our Form 10-Qs, available free of charge on our internet site (http://www.endeavourcorp.com). You can also obtain these forms from the SEC on the SEC’s internet site (http://www.sec.gov) or by calling 1-800-SEC-0330.
For further information:

Endeavour — Investor Relations
Mike Kirksey	+44 (0) 207 451 2364
713-307-8788

Canaccord Adams — United Kingdom Broker
Jeffrey Auld	+44 (0) 207 050 6500

Pelham Public Relations — UK Media
Philip Dennis	+44 (0) 207 743 6363
Henry Lerwill	+44 (0) 203 178 6242

Endeavour International Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	September 30,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$77,805	$31,421
Restricted cash	374	20,739
Accounts receivable	12,185	22,325
Prepaid expenses and other current assets	18,781	42,194
Current assets of discontinued operations	—	16,726

Total Current Assets	109,145	133,405

Property and Equipment, Net	243,834	232,346
Goodwill	211,886	213,949
Other Assets	5,964	9,165
Long Term Assets of Discontinued Operations	—	148,605

Total Assets	$570,829	$737,470

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$12,725	$38,630
Current maturities of debt	—	13,000
Accrued expenses and other	23,157	36,641
Current liabilities of discontinued operations	—	22,232

Total Current Liabilities	35,882	110,503

Long-Term Debt	169,656	214,855
Deferred Taxes	69,847	67,299
Other Liabilities	68,426	55,791
Long-term Liabilities of Discontinued Operations	—	46,051

Total Liabilities	343,811	494,499

Commitments and Contingencies

Series C Convertible Preferred Stock (Liquidation	125,000	125,000

Stockholders’ Equity:	102,018	117,971

Total Liabilities and Stockholders’ Equity	$570,829	$737,470

Endeavour International Corporation
Condensed Consolidated Statement of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues	$7,759	$44,160	$42,179	$145,312

Cost of Operations:
Operating expenses	3,876	7,154	14,455	23,681
Depreciation, depletion and amortization	5,646	14,856	24,828	53,247
Impairment of oil and gas properties	—	—	30,645	—
General and administrative	4,091	4,064	12,041	11,617

Total Expenses	13,613	26,074	81,969	88,545

Income (Loss) From Operations	(5,854)	18,086	(39,790)	56,767

Other Income (Expense):
Derivatives:
Realized gains (losses)	7,530	(13,631)	28,581	(31,276)
Unrealized gains (losses)	(4,360)	119,089	(38,455)	(41,239)
Interest expense	(3,919)	(4,694)	(12,054)	(18,489)
Interest income and other	1,402	2,863	(6,932)	2,834

Total Other Income (Expense)	653	103,627	(28,860)	(88,170)

Income (Loss) Before Income Taxes	(5,201)	121,713	(68,650)	(31,403)
Income Tax Expense (Benefit)	(441)	57,736	(10,477)	(9,195)

Income (Loss) from Continuing Operations	(4,760)	63,977	(58,173)	(22,208)

Discontinued Operations, net of tax:
Income (loss) from operations	—	14,219	(774)	19,588
Gain on sale	277	—	47,420	—

Income from Discontinued Operations	277	14,219	46,646	19,588

Net Income (Loss)	(4,483)	78,196	(11,527)	(2,620)
Preferred Stock Dividends	2,696	2,709	8,061	8,113

Net Income (Loss) to Common Stockholders	$(7,179)	$75,487	$(19,588)	$(10,733)

Basic Net Income (Loss) per Common Share:
Continuing operations	$(0.06)	$0.48	$(0.51)	$(0.23)
Discontinued operations	—	0.11	0.36	0.15

Total	$(0.06)	$0.59	$(0.15)	$(0.08)

Diluted Net Income (Loss) per Common Share:
Continuing operations	$(0.06)	$0.29	$(0.51)	$(0.23)
Discontinued operations	—	0.07	0.36	0.15

Total	$(0.06)	$0.36	$(0.15)	$(0.08)

Weighted Average Number of Common Shares Outstanding:
Basic	130,109	127,810	129,719	127,658

Diluted	130,109	211,811	129,719	127,658

Endeavour International Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash Flows from Operating Activities:
Net loss	$(11,527)	$(2,620)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation, depletion and amortization	29,509	64,073
Impairment of oil and gas properties	30,645	—
Deferred tax benefit	(3,269)	(5,568)
Unrealized gain on derivatives	38,455	41,239
Gain on sale of Norwegian operations	(47,420)	—
Other	13,577	7,945
Changes in operating assets and liabilities:
(Increase) decrease in receivables	6,593	(4,259)
(Increase) decrease in other current assets	5,060	(6,716)
Increase (decrease) in liabilities	(21,939)	5,520

Net Cash Provided by Operating Activities	39,684	99,614

Cash Flows From Investing Activities:
Capital expenditures	(92,766)	(46,512)
Proceeds from sales, net of cash	144,765	—
Decrease in restricted cash	20,366	—

Net Cash Provided by (Used in) Investing Activities	72,365	(46,512)

Cash Flows From Financing Activities:
Repayments of borrowings	(64,458)	(120,000)
Borrowings under debt agreements	—	88,000
Dividends paid	(7,969)	(7,969)
Financing costs paid	—	(3,382)
Other financing	27	(514)

Net Cash Used in Financing Activities	(72,400)	(43,865)

Net Increase in Cash and Cash Equivalents	39,649	9,237
Cash and Cash Equivalents, Beginning of Period	38,156	16,440

Cash and Cash Equivalents, End of Period	$77,805	$25,677

Cash and Cash Equivalents, End of Period:
Continuing operations	$77,805	$18,260
Discontinued operations	—	7,417

Total	$77,805	$25,677

Endeavour International Corporation
Operating Statistics
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales volume (1)
Oil and condensate sales (Mbbls):
United Kingdom	82	235	494	834
United States	1	—	2	—

Continuing operations	83	235	496	834
Discontinued operations — Norway	—	204	310	545

Total	83	439	806	1,379

Gas sales (MMcf):
United Kingdom	629	1,470	2,777	5,149
United States	19	—	130	—

Continuing operations	648	1,470	2,907	5,149
Discontinued operations — Norway	—	575	686	1,640

Total	648	2,045	3,593	6,789

Oil equivalent sales (MBOE)
United Kingdom	187	480	957	1,692
United States	4	—	23	—

Continuing operations	191	480	980	1,692
Discontinued operations — Norway	—	299	425	819

Total	191	779	1,405	2,511

Total BOE per day	2,072	8,477	5,147	9,162

Physical production volume (BOE per day):
United Kingdom	2,777	5,075	3,675	6,064
United States	32	—	54	—

Continuing operations	2,809	5,075	3,729	6,064
Discontinued operations — Norway	—	2,763	1,545	2,816

Total	2,809	7,838	5,274	8,880

Realized Prices (2)
Oil and condensate price ($ per Bbl):
Before commodity derivatives	$61.73	$106.22	$47.38	$101.60
Effect of commodity derivatives	46.05	(23.70)	24.47	(20.78)

Realized prices including commodity derivatives	$107.78	$82.52	$71.85	$80.82

Gas price ($ per Mcf):
Before commodity derivatives	$4.10	$12.14	$5.99	$11.63
Effect of commodity derivatives	5.75	(1.58)	2.46	(0.39)

Realized prices including commodity derivatives	$9.85	$10.56	$8.45	$11.24

Equivalent oil price ($ per BOE):
Before commodity derivatives	$40.70	$91.65	$42.51	$87.26
Effect of commodity derivatives	39.50	(17.48)	20.34	(12.46)

Realized prices including commodity derivatives	$80.20	$74.17	$62.85	$74.80

(1) We record oil revenues on the sales method, i.e. when delivery has occurred. Actual production may differ based on the timing of tanker liftings. We use the entitlements method to account for sales of gas production.

(2) The average sales prices reflect both our continuing and discontinued operations and include realized gains and losses for derivative contracts we utilize to manage price risk related to our future cash flows.

Endeavour International Corporation
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)
As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income (loss) to the following non-GAAP financial measures: net income, as adjusted, Adjusted EBITDA and discretionary cash flow. We use these non-GAAP measures as key metrics for our management and to demonstrate our ability to internally fund capital expenditures and service debt. The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net income (loss)	$(4,483)	$78,196	$(11,527)	$(2,620)

Depreciation, depletion and amortization	5,646	18,949	29,509	64,073
Impairment of oil and gas properties	—	—	30,645	—
Deferred tax expense (benefit)	327	52,709	(3,269)	(5,568)
Gain on asset sales	(277)	—	(47,420)	—
Unrealized (gain) loss on derivatives	4,360	(119,089)	38,455	41,239
Other	2,042	(621)	13,577	7,946

Discretionary Cash Flow (1)	$7,615	$30,144	$49,970	$105,070

Net income (loss) to common shareholders	$(7,179)	$75,487	$(19,588)	$(10,733)
Impairment of oil and gas properties (net of tax) (2)	—	—	15,322	—
Unrealized (gain) loss on derivatives (net of tax) (3)	2,885	(62,684)	23,632	21,549
Currency impact on deferred taxes	(2,106)	(6,926)	8,143	(4,203)

Net Income (Loss) as Adjusted	$(6,400)	$5,877	$27,509	$6,613

Net income (loss) to common shareholders	$(7,179)	$75,487	$(19,588)	$(10,733)

Unrealized (gain) loss on derivatives	4,360	(119,089)	38,455	41,239
Net interest expense	3,877	4,338	11,860	17,182
Depreciation, depletion and amortization	5,646	18,949	29,509	64,073
Impairment of oil and gas properties	—	—	30,645	—
Income tax expense (benefit)	(441)	65,395	(5,047)	23,001
Gain on asset sales	(277)	—	(47,420)	—
Preferred stock dividends	2,696	2,709	8,061	8,113

Adjusted EBITDA	$8,682	$47,789	$46,475	$142,875

(1)	Discretionary cash flow is equal to cash flow from operating activities before the changes in operating assets and liabilities.

(2)	Net of tax benefits of $ (15,323) for the nine months ended September 30, 2009.

(3)	Net of tax expense (benefit) of $ (1,475), $56,404, $ (14,823) and $ (19,689), respectively.